SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant    |X|
Filed by a Party other than the Registrant   |_|

Check the appropriate box:
|X|   Preliminary Proxy Statement             |_|  Confidential, For Use
|_|   Definitive Proxy Statement                   of the Commission Only
|_|   Definitive Additional Materials              (as permitted by Rule
|_|   Soliciting Material Pursuant to              14a-6(e)(2))
      Rule 14a-11(c) or Rule 14a-12

                     BRILLIANT DIGITAL ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.

              -----------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
              -----------------------------------------------------



TIME.................................      10:00 a.m.  Pacific  Time on  Monday,
                                           December 12, 2005

PLACE................................      Brilliant Digital Entertainment, Inc.
                                           14011 Ventura Boulevard, Suite 501
                                           Sherman Oaks, California 91423

ITEMS OF BUSINESS....................      (1)      To approve the  amendment of
                                                    our  Amended  and   Restated
                                                    Certificate of Incorporation
                                                    to   accomplish  a  1-for-10
                                                    reverse  stock  split of our
                                                    issued    and    outstanding
                                                    common stock.

                                           (2)      To   transact   such   other
                                                    business  as  may   properly
                                                    come   before  the   Special
                                                    Meeting and any  adjournment
                                                    or postponement.

RECORD DATE..........................      You can  vote  if,  at the  close  of
                                           business  on October  13,  2005,  you
                                           were a stockholder of the Company.

PROXY VOTING.........................      All    stockholders   are   cordially
                                           invited to attend the Special Meeting
                                           in person.  However,  to ensure  your
                                           representation    at   the    Special
                                           Meeting,   you  are   urged  to  vote
                                           promptly by signing and returning the
                                           enclosed Proxy card.





November 15, 2005                          -------------------------------------
                                           Kevin Bermeister
                                           PRESIDENT, CHIEF EXECUTIVE OFFICER &
                                           ACTING CHIEF FINANCIAL OFFICER

                                           BRILLIANT DIGITAL ENTERTAINMENT, INC.
                                              14011 VENTURA BOULEVARD, SUITE 501
                                                  SHERMAN OAKS, CALIFORNIA 91423
                                                                  (818) 386-2180
PROXY STATEMENT
--------------------------------------------------------------------------------

These Proxy materials are delivered in connection with the solicitation by the Board of Directors of Brilliant Digital Entertainment, Inc., a Delaware corporation ("BDE," the "Company," "we," "us," or "our"), of Proxies to be voted at our 2005 Special Meeting of Stockholders and at any adjournments or postponements thereof.

You are invited to attend our Special Meeting of Stockholders on Monday, December 12, 2005, beginning at 10:00 a.m. Pacific Time. The meeting will be held at the Company's principal executive offices, located at 14011 Ventura Boulevard, Suite 501, Sherman Oaks, California 91423.

It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to stockholders on or about November 15, 2005.

STOCKHOLDERS ENTITLED TO VOTE. Holders of our common stock at the close of business on October 13, 2005 are entitled to receive this notice and to vote their shares at the Special Meeting. Common stock is the only outstanding class of securities of the Company entitled to vote at the Special Meeting. As of October 13, 2005, there were 56,523,820 shares of common stock outstanding.

PROXIES. Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written Proxy card. Your submission of the enclosed Proxy will not limit your right to vote at the Special Meeting if you later decide to attend in person. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MUST OBTAIN A PROXY, EXECUTED IN YOUR FAVOR, FROM THE HOLDER OF RECORD IN ORDER TO BE ABLE TO VOTE AT THE meeting. If you are a stockholder of record, you may revoke your Proxy at any time before the meeting either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Special Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed Proxies received prior to the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

QUORUM. The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Special Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Special Meeting for determining the presence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors.

VOTING. Each share of our common stock is entitled to one vote on each matter properly brought before the Special Meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

REVERSE SPLIT AMENDMENT. Amending our Amended and Restated Certificate of Incorporation to accomplish a 1-for-10 reverse stock split of our issued and outstanding common stock requires a majority of the outstanding shares of our common stock to vote in favor of such amendment. For purposes of the vote regarding the amendment to accomplish the reverse stock split, abstentions and broker non-votes will have the same effect as votes against approval of the proposal.

OTHER MATTERS.

At the date this Proxy Statement went to press, we do not know of any other matters to be raised at the Special Meeting.

In the event a stockholder proposal was not submitted to the Company prior to the date of this Proxy Statement, the enclosed Proxy will confer authority on the Proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Special Meeting. As of the date hereof, no stockholder proposal has been submitted to the Company, and management is not aware of any other matters to be presented for action at the Special Meeting. However, if any other matters properly come before the Special Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors.

ITEM 1:  REVERSE SPLIT AMENDMENT
--------------------------------------------------------------------------------

Our Board of Directors has approved a pro-rata reverse split of our common stock, by which every ten shares will become one share (the "Reverse Split"). The principal effect of the Reverse Split will be to decrease the number of issued and outstanding shares of our common stock (but not the total shares authorized for issuance). Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of common stock will not be affected by the Reverse Split.

The Reverse Split will be accomplished by amending our Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") to include a paragraph in the following form:

         "Simultaneously with the effective date of the filing of this amendment to the Amended and Restated Certificate of Incorporation (the "Effective Date"), each share of Common Stock of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Date (the "Old Common Stock") shall automatically be reclassified and continued (the "Reverse Split"), without any action on the part of the holder thereof, as one-tenth of one share (0.1) of Common Stock. The Corporation shall not issue fractional shares on account of the Reverse Split. Holders of Old Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Split shall receive, upon surrender of all of such holder's stock certificates formerly representing shares of the Old Common Stock, in lieu of such fractional share, one whole share of Common Stock.

         The Corporation's authorized shares of Common Stock, each having a par value of $0.001 per share, shall not be changed. The Corporation's stated capital shall be reduced by an amount equal to the aggregate par value of the shares of Common Stock issued prior to the effectiveness of this Certificate of Amendment which, as a result of the Reverse Split provided for herein, are no longer issued shares of Common Stock."

The Reverse Split will become effective on the close of business on the date we file the Certificate of Amendment of Amended and Restated Certificate of Incorporation ("Certificate of Amendment") with the Delaware Secretary of State (the "Effective Date"). The complete text of the form of the Certificate of Amendment is set forth as APPENDIX A to this Proxy Statement. We anticipate that the Effective Date will occur on or around December 12, 2005. However, the exact timing of the filing of the Certificate of Amendment will be determined by our Board of Directors based upon its evaluation as to when the Reverse Split will be most advantageous to us and our stockholders, and the Board of Directors reserves the right to delay filing the Certificate of Amendment for up to twelve months. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Split if, at any time prior to filing the Certificate of Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and the stockholders.

Stockholders do not have the statutory right to dissent and obtain appraisal of their shares under Delaware law in connection with the amendment to our Certificate of Incorporation to complete the Reverse Split.

EFFECT OF THE REVERSE SPLIT. Upon effectiveness of the Certificate of Amendment, without further action by us or our stockholders, the outstanding shares of common stock held by stockholders of record as of the Effective Date will be converted into the right to receive a number of shares of common stock (the "New Common Stock") calculated based on a reverse split ratio of one for ten shares. For example, if a stockholder presently holds 1,000 shares of common stock, that stockholder will hold 100 shares of New Common Stock following the Reverse Split.

REASONS FOR THE REVERSE SPLIT. The Reverse Split and resulting anticipated increase in the price of our common stock should enhance the acceptability and marketability of our common stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our common stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers' commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our common stock.

Additionally, the Reverse Split will not change the number of authorized shares of common stock. Consequently, an effect of the Reverse Split will be to increase the number of shares of common stock available for future issuance. Our Certificate of Incorporation presently authorize the issuance of 350,000,000 shares of common stock and 1,000,000 shares of Preferred Stock, each having a par value of $.001 per share. Of the 350,000,000 presently authorized shares of common stock, 56,523,820 shares were issued and outstanding on October 20, 2005. An aggregate of approximately 293,400,000 shares of common stock have been reserved for issuance as of October 20, 2005 pursuant to outstanding options, warrants, stock purchase rights, convertible promissory notes, and awards under our Option Plan. Accordingly, no shares of common stock remain available for corporate purposes.

Additionally, as partial consideration for the extension of the maturity date of our secured convertible promissory notes, effective as of September 26, 2005, we agreed to reduce the conversion price of the promissory notes from $0.07 per share to $0.02 per share, and we issued to the note holders warrants to purchase up to 152,738,125 shares of common stock with an exercise price of $0.02 per share. Presently, we do not have sufficient shares of authorized but unissued common stock to reserve for the potential issuance of these shares upon conversion of the promissory notes or exercise of the warrants. We agreed with the note holders to use our best efforts to effect the Reverse Split to increase the availability of authorized shares of common stock so as to permit the note holders, at their option, to exercise the warrants and convert the promissory notes. Our failure to effect the Reverse Split will constitute an event of default under the promissory notes and allow the holders to demand immediate repayment of the indebtedness.

Our Board of Directors considers it advisable to have additional shares available for issuance under our employee benefit plans, to raise capital in a public or private offering, for acquisitions and other strategic transactions, for possible future stock dividends or stock splits and for other corporate purposes. In addition, our Board of Directors believes it is desirable that we have the flexibility to issue shares of common stock without further stockholder action, except as required by law. We have no current agreements to enter into any stock offerings or strategic transactions.

The Reverse Split may result in some stockholders owning "odd-lots" of less than 100 shares. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

RISK FACTOR. We cannot assure stockholders that the post-Reverse Split market price of our common stock will increase proportionately to the ratio for the Reverse Split. Further, the Reverse Split will result in an increase of approximately 286,000,000 post-Reverse Split shares of common stock available for future issuance. As such, should we determine to issue more common stock, the increased number of shares of common stock available for issuance due to the Reverse Split may result in the dilution of the currently outstanding common stock.

NO FRACTIONAL SHARES. We will not issue any fractional shares in connection with the Reverse Split. Holders of old common stock who would otherwise be entitled to a fraction of a share on account of the Reverse Split shall receive, upon surrender of all of such holder's stock certificates formerly representing shares of the old common stock, in lieu of such fractional share, one whole share of common stock.

EXCHANGE OF STOCK CERTIFICATES. The Reverse Split will occur automatically on the Effective Date, regardless of when stockholders physically surrender their stock certificates for new stock certificates. When effected, our transfer agent, US Stock Transfer Corporation, will act as exchange agent ("Exchange Agent") to implement the exchange of stock certificates. As soon as practicable after the Effective Date, we or the Exchange Agent will send a letter to each stockholder of record at the Effective Date for use in transmitting certificates representing shares of our common stock ("Old Certificates") to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock. No new stock certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent. Stockholders would then receive a new certificate in exchange for certificates representing the number of whole shares of New Common Stock into which their shares of common stock have been converted as a result of the Reverse Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled. All expenses of the exchange of certificates will be borne by us.

                          YOU SHOULD NOT SEND YOUR OLD
                  CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU
                     HAVE RECEIVED THE LETTER OF TRANSMITTAL

EFFECT ON OUTSTANDING SHARES. Except for de minimus adjustments that may result from the treatment of fractional interests as described above, once the Reverse Split is completed, the number of shares of our common stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our common stock owned by each stockholder will remain unchanged. The number of shares of common stock that may be purchased upon exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of our common stock, and the exercise or conversion prices for these securities, will be adjusted in accordance with their terms as of the Effective Date.

ACCOUNTING CONSEQUENCES. The par value of our common stock will remain unchanged at $.001 per share after the Reverse Split. However, the common stock as designated on our balance sheet will be adjusted downward in respect of the shares of the New Common Stock to be issued in the Reverse Split such that the common stock will become an amount equal to the aggregate par value of the shares of New Common Stock being issued in the Reverse Split, and that the Additional Paid-in Capital as designated on our balance sheet will be increased by an amount equal to the amount by which the common stock was decreased. Additionally, net loss per share would increase proportionately as a result of the Reverse Split. We do not anticipate that any other accounting consequence would arise as a result of the Reverse Split.

FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of the material anticipated United States federal income tax consequences of the Reverse Split to our stockholders. This summary is based on the United States federal income tax laws now in effect and as currently interpreted, and does not take into account possible changes in such laws or interpretations. This summary is provided for general information only and does not address all aspects of the possible federal income tax consequences of the Reverse Split and is not intended as tax advice to any person. In particular, this summary does not consider the federal income tax consequences to our stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws, and does not address any consequences of the Reverse Split under any state, local, or foreign tax laws.

We believe that our stockholders who exchange their common stock solely for New Common Stock should generally recognize no gain or loss for federal income tax purposes. A stockholder's aggregate tax basis in its shares of New Common Stock received should be the same as the stockholder's aggregate tax basis in the common stock exchanged therefor. The holding period of the New Common Stock received by that stockholder should include the period during which the surrendered common stock was held, provided all such common stock was held as a capital asset at the Effective Date.

We will not recognize any gain or loss as a result of the Reverse Split.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO ACCOMPLISH THE REVERSE SPLIT.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of October 20, 2005, unless otherwise indicated, certain information relating to the ownership of our common stock by
(i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of our common stock (56,523,820 shares),
(ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of the Company, 14011 Ventura Boulevard, Suite 501, Sherman Oaks, California 91423, unless otherwise set forth below such person's name.


                                                                          NUMBER OF SHARES OF
                                                                             COMMON STOCK
                          NAME AND ADDRESS                                BENEFICIALLY OWNED (1)      PERCENT (1)
                          ----------------                                ----------------------      -----------
DIRECTORS:
Kevin Bermeister....................................................         13,790,718  (2)            21.8%
Abe Sher............................................................          1,000,000  (3)             1.7
Mark Miller.........................................................            680,000  (4)             1.2
Ray Musci...........................................................            630,000  (5)             1.1

NON-DIRECTOR NAMED EXECUTIVE OFFICERS:
Anthony Rose........................................................            800,000  (6)             1.4
Anthony Neumann.....................................................            702,500  (7)             1.2
Lee Jaffe...........................................................            275,000  (8)             *
Directors and officers as a group (7 persons).......................         17,878,218  (9)            26.6%

5% HOLDERS:
Harris Toibb........................................................        197,757,677  (10)           81.7
    6355 Topanga Canyon Blvd., Woodland Hills, California 91367
Mark Dyne...........................................................         33,093,573  (11)           40.1
    15821 Ventura Boulevard, Suite 525, Encino, California 91436
MarKev Services, LLC................................................          6,471,850  (12)           11.4
    15821 Ventura Boulevard, Suite 525, Encino, California 91436
Sharman Networks Limited............................................         14,000,000  (13)           19.9
    C/-BDO House, Father W H, Lini Highway, PO Box 240,
   Port Vila, Vanuatu
Capel Capital Ltd...................................................         31,453,750  (14)           35.8
Europlay 1, LLC.....................................................         16,988,473  (15)           23.1
    15821 Ventura Boulevard, Suite 525, Encino California 91436
Ronald Lachman......................................................          5,521,558  (16)            9.0
    3140 Whisperwoods Court, Northbrook, IL 60062
Joltid, Ltd.........................................................         15,000,000                 26.5
    28-30 The Parade, St. Helier, JE4 8XY Jersey, Channel Islands
Kinetech, Inc.......................................................          5,000,000  (17)            8.1
    3140 Whisperwoods Court, Northbrook, IL 60062
Ziffren, Brittenham, Branca, Fischer, Gilbert-Lurie & Stiffelman, LLP.        5,000,000  (18)            8.1
    1801 Century Park West, Los Angeles, California 90067
David Wilson........................................................          5,544,377  (19)            9.1
    P.O. Box 98, Preston, Maryland 21655
Preston Ford, Inc...................................................          5,437,502  (20)            9.0
    P.O. Box 98, Preston, Maryland 21655

----------
   *     Less than one percent.

   (1) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding at October 20, 2005.

   (2) Consists of (i) 595,350 shares of common stock, (ii) 5,571,850 shares of common Stock held by MarKev Services, LLC, an entity of which Mr. Bermeister is a manager, (iii) 900,000 shares of common stock held by a general partnership the managing partner of which is MarKev Services, LLC, and (iv) 6,723,518 shares of common stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before December 19, 2005.

   (3)   Consists of 1,000,000  shares  reserved for issuance  upon  exercise of
         stock  options,   which   currently  are  exercisable  or  will  become
         exercisable on or before December 19, 2005.

   (4) Consists of (i) 70,000 shares of common stock held by the Mark Miller Family Trust, of which Pacific Interactive Pty. Limited is trustee, and
         (ii) 610,000 shares of common stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before December 19, 2005. Mark Miller and his wife are the sole stockholders of Pacific Interactive Pty. Limited.

   (5) Consists of 630,000 shares of common stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before December 19, 2005.

   (6) Consists of (i) 20,000 shares of common stock held by HiTech Corporation Limited over which Mr. Rose has exclusive voting and investment power, and (ii) 780,000 shares of common stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before December 19, 2005.

   (7) Consists of (i) 25,000 shares of common stock held by Neumann Family Trust, and (ii) 677,500 shares of common stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before December 19, 2005.

   (8) Consists of (i) 110,000 shares of common stock, and (ii) 165,000 shares of common stock reserved for issuance upon exercise of warrants, which currently are exercisable or will become exercisable on or before December 19, 2005.

   (9) Includes (i) 10,421,018 shares of common stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before December 19, 2005, (ii) 6,471,850 shares of common stock held by a general partnership, of which Mr. Bermeister is a general partner, and (iii) 165,000 shares of common stock reserved for issuance upon exercise of warrants, which currently are exercisable or will become exercisable on or before December 19, 2005.

   (10) Consists of (i) 12,196,234 shares of common stock, (ii) 33,571,429 shares of common stock reserved for issuance upon the conversion of the principal amount of secured convertible promissory notes, (iii) 7,919,252 shares of common stock reserved for issuance upon conversion of the interest accumulated on the principal amount of secured convertible promissory notes and (iv) 144,070,762 shares of common stock reserved for issuance upon the exercise of warrants. Does not include an additional 83,928,571 shares, 19,798,131 shares and
         119,083,189 shares of common stock reserved for issuance upon the conversion of the principal amounts of secured convertible promissory notes, conversion of the interest accumulated on the principal amounts of such secured convertible promissory notes and the exercise of warrants, respectively, contingent upon the consummation of the Reverse Split.

   (11) Consists of (i) 594,750 shares of common stock, (ii) 3,059,286 shares, 800,357 shares and 13,128,830 shares of common stock reserved for issuance upon the conversion of the principal amount of a secured convertible promissory note, conversion of the interest accumulated on the principal amount of a secured promissory note and the exercise of warrants, respectively, held by Europlay 1, LLC, over which Mr. Dyne has exclusive voting and investment power, (iii) 900,000 shares of common stock held by a general partnership the managing partner of which is MarKev Services, LLC, an entity of which Messrs. Bermeister and Dyne are managers, (iv) 5,571,850 shares of common stock held by MarKev Services,

         LLC, and (v) 9,038,500 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable on or before December 19, 2005. Does not include 7,648,214 shares, 2,000,892 shares and 10,851,773 shares of common stock reserved for issuance upon the conversion of the principal amount of a secured convertible promissory note, conversion of the interest accumulated on the principal amount of such secured convertible promissory note and the exercise of warrants, respectively, held by Europlay 1, LLC, contingent upon the consummation of the Reverse Split.

   (12) Consists of (i) 5,571,850 shares of common stock held by MarKev Services, LLC, and (ii) 900,000 shares of common stock held by a general partnership the managing partner of which is MarKev Services, LLC.

   (13) Consists of 14,000,000 shares of common stock reserved for issuance upon the exercise of warrants.

   (14) Consists of (i) 5,714,286 shares of common stock reserved for issuance upon the conversion of the principal amount of secured convertible promissory notes, (ii) 1,216,781 shares of common stock reserved for issuance upon conversion of the interest accumulated on the principal amount of secured convertible promissory notes and (iii) 24,522,683 shares of common stock reserved for issuance upon the exercise of warrants. Does not include 14,285,714 shares, 3,041,952 shares and 20,269,479 shares of common stock reserved for issuance upon the conversion of the principal amount of a secured convertible promissory note, conversion of the interest accumulated on the principal amount of such secured convertible promissory note and the exercise of warrants, respectively, contingent upon the consummation of the Reverse Split

   (15) Consists of (i) 3,059,286 shares of common stock reserved for issuance upon the conversion of the principal amount of a secured convertible promissory note, (ii) 800,357 shares of common stock reserved for issuance upon conversion of the interest accumulated on the principal amount of a secured promissory note, and (iii) 13,128,830 shares of common stock reserved for issuance upon the exercise of warrants. Does not include 7,648,214 shares, 2,000,892 shares and 10,851,773 shares of common stock reserved for issuance upon the conversion of the principal amount of a secured convertible promissory note, conversion of the interest accumulated on the principal amount of such secured convertible promissory note and the exercise of warrants, respectively, held by Europlay 1, LLC, contingent upon the consummation of the Reverse Split.

   (16) Consists of (i) 521,558 shares of common stock, (ii) 867,214 shares of common stock reserved for issuance upon the exercise of warrants, (iii) 5,000,000 shares of common stock reserved for issuance upon the exercise of warrants held by Kinetech, Inc., over which Mr. Lachman has exclusive voting and investment power, and (iv) 1,500,000 shares of common stock reserved for issuance upon the exercise of warrants held by the Ronald and Mary Lachman Foundation, over which Mr. Lachman has voting and investment power.

   (17) Consists of 5,000,000 shares of common stock reserved for issuance upon the exercise of warrants.

   (18) Consists of 5,000,000 shares of common stock reserved for issuance upon the exercise of warrants.

   (19) Consists of (i) 1,355,905 shares of common stock, (ii) 714,286 shares 301,976 shares and 3,065,335 shares of common stock reserved for issuance upon the conversion of the principal amount of a secured convertible promissory note, conversion of the interest accumulated on the principal amount of a secured promissory note and the exercise of warrants, respectively, held by Preston Ford Inc. over which Mr. Wilson has exclusive voting and investment power, and (iii) 106,875 shares of common stock held by Millsboro Auto Mart, Inc. over which Mr. Wilson has exclusive voting and investment power. Does not include 1,785,714 shares, 754,941 shares and 2,533,685 shares of common stock reserved for issuance upon the conversion of the principal amount of a secured convertible promissory note, conversion of the interest accumulated on the principal amount of such secured convertible promissory note and the exercise of warrants held by Preston Ford Inc., respectively, contingent upon the consummation of the Reverse Split.

   (20) Consists of (i) 1,355,905 shares of common stock, (ii) 714,286 shares of common stock reserved for issuance upon the conversion of the principal amount of a secured convertible promissory note, (iii) 301,976 shares of common stock reserved for issuance upon the conversion of the interest accumulated on the principal amount of a secured promissory note, (iv) 3,065,335 of common stock reserved for issuance upon the exercise of warrants. Does not include 1,785,714 shares, 754,941 shares and 2,533,685 shares of common stock reserved for issuance upon the conversion of the principal amount of a secured convertible promissory note, conversion of the interest accumulated on the principal amount of such secured convertible promissory note and the exercise of warrants held by Preston Ford Inc., respectively, contingent upon the consummation of the Reverse Split.

The information as to shares beneficially owned has been individually furnished by the respective directors, Named Executive Officers, and other stockholders of the Company, or taken from documents filed with the SEC.

CHANGES IN CONTROL

We entered into a series of financing transactions with Harris Toibb. The issuance of additional shares of common stock pursuant to the terms of these financing transactions, if so issued, could result in a change in control of the Company. As of October 20, 2005, before giving effect to the Reverse Split, upon conversion and exercise of his notes and warrants, Mr. Toibb would own approximately 81.7% of our issued and outstanding common stock. After giving effect to the Reverse Split, Mr. Toibb will have the right to acquire an additional 222,809,891 shares of common stock upon conversion and exercise of his notes and warrants, in which event Mr. Toibb would own approximately 90.5% of our issued and outstanding common stock. As a consequence, following the conversion and exercise by him of the promissory notes and warrants, Mr. Toibb would own a majority of our voting securities and would be able to approve any matter presented to the stockholders for approval at a meeting, including the ability to elect all of the nominees for director presented to the stockholders for election at each annual meeting. The Board of Directors of the Company is divided into three classes, with each class to serve a staggered term of three years. One class of the Board of Directors is elected at each annual meeting of the stockholders. Accordingly, upon Mr. Toibb's conversion and exercise of his promissory notes and warrants, he would have the ability, within two annual meetings of stockholders, to elect a majority of the Company's Board of Directors.

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2006 Annual Meeting of Stockholders for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by April 17, 2006. In addition, in the event a stockholder proposal is not received by the Company by July 1, 2006, the Proxy to be solicited by the Board of Directors for the 2006 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2006 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

SEC rules and regulations provide that if the date of the Company's 2006 Annual Meeting is advanced or delayed more than 30 days from the date of the 2005 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2006 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2006 Annual Meeting. Upon determination by the Company that the date of the 2006 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2005 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

SOLICITATION OF PROXIES

It is expected that the solicitation of Proxies will be by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.


                                     ON BEHALF OF THE BOARD OF DIRECTORS



                                     ------------------------------------
                                     Kevin Bermeister,
                                     PRESIDENT, CHIEF EXECUTIVE OFFICER &
                                     ACTING CHIEF FINANCIAL OFFICER



Sherman Oaks, California
November 15, 2005

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      BRILLIANT DIGITAL ENTERTAINMENT, INC.

         The undersigned, Kevin Bermeister, Chief Executive Officer and Secretary, of Brilliant Digital Entertainment, Inc. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify pursuant to Section 103 of the GCL as to the following:

         1. The name of the Corporation is Brilliant Digital Entertainment, Inc. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on July 31, 1996.

         2. The Board of Directors of the Corporation, pursuant to Section 242 of the GCL, adopted the following resolutions:

         RESOLVED, that ARTICLE IV of the Certificate of Incorporation is amended to insert immediately following the first paragraph thereof, the following new paragraph effecting a combination of the outstanding shares of Common Stock:

                  "Simultaneously with the effective date of the filing of this amendment to the Amended and Restated Certificate of Incorporation (the "Effective Date"), each share of Common Stock of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Date (the "Old Common Stock") shall automatically be reclassified and continued (the "Reverse Split"), without any action on the part of the holder thereof, as one-tenth of one share (0.1) of Common Stock. The Corporation shall not issue fractional shares on account of the Reverse Split. Holders of Old Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Split shall receive, upon surrender of all of such holder's stock certificates formerly representing shares of the Old Common Stock, in lieu of such fractional share, one whole share of Common Stock.

                  The Corporation's authorized shares of Common Stock, each having a par value of $0.001 per share, shall not be changed. The Corporation's stated capital shall be reduced by an amount equal to the aggregate par value of the shares of Common Stock issued prior to the effectiveness of this Certificate of Amendment which, as a result of the Reverse Split provided for herein, are no longer issued shares of Common Stock."

         3. Pursuant to resolution of the Board of Directors of the Corporation, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the GCL at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation as of the _____ day of __________, 2005.



                                     ---------------------------------
                                     Kevin Bermeister, Chief Executive
                                     Officer and Secretary

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, a stockholder of BRILLIANT DIGITAL ENTERTAINMENT, INC., a Delaware corporation (the "Company"), hereby nominates, constitutes and appoints Kevin Bermeister and Anthony Neumann, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Special Meeting of Stockholders of the Company, to be held on December 12, 2005, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR THE PROPOSAL IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1. To amend the Company's Amended and Restated Certificate of Incorporation to accomplish a 1-for-10 reverse stock split of the Company's issued and outstanding common stock:

                |_| FOR THE AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF
                    INCORPORATION

                |_| WITHHELD

         The undersigned hereby confer(s) upon the proxies, and each of them, discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.


     The undersigned hereby revokes any other proxy to vote at the Special Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

     The undersigned acknowledges receipt of a copy of the Notice of Special Meeting and accompanying Proxy Statement dated November 15, 2005, relating to the Special Meeting.

                                           Dated:_________________________, 2005

                                           Signature:___________________________

                                           Signature:___________________________
                                           Signature(s) of Stockholder(s)
                                           (See Instructions Below)

                                           The   Signature(s)    hereon   should
                                           correspond  exactly  with the name(s)
                                           of the  Stockholder(s)  appearing  on
                                           the  Share  Certificate.  If stock is
                                           held jointly, all joint owners should
                                           sign.   When   signing  as  attorney,
                                           executor,  administrator,  trustee or
                                           guardian,  please  give full title as
                                           such.  If  signer  is a  corporation,
                                           please  sign  the  full   corporation
                                           name,   and  give  title  of  signing
                                           officer.

           |_| Please indicate by checking this box if you anticipate
                         attending the Special Meeting.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE